UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Definitive Material Agreement.

On December 31, 2019, Alimera Sciences, Inc. (“Alimera”) entered into a $45 million Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd. (“Solar Capital”), as Collateral Agent (“Agent”), and the parties signing the Loan Agreement from time to time as Lenders, including Solar Capital in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”). Under the Loan Agreement, Alimera borrowed $42.5 million as a term loan that matures on July 1, 2024 and may draw the remaining $2.5 million (the “Term B Loan”) at any time on or before December 20, 2020 if Alimera achieves $30.0 million in revenue for any trailing six-month period ending on or before November 30, 2020 from sales of ILUVIEN® in the ordinary course of business to third party customers (collectively, the “New Solar Capital Loan”).
Alimera used the proceeds of the term loan to pay off its existing $40.0 million term loan payable to Solar Capital (the “Prior Term Loan”), along with related prepayment and other fees and expenses of approximately $2.3 million. Alimera expects to use the remaining $2.5 million from the Term B Loan, if drawn, to provide additional working capital for general corporate purposes.
Interest on the term loan is payable at the greater of (i) one-month LIBOR or (ii) 1.78%, plus 7.65% per annum. The term loan’s current interest rate is 9.43%. The term loan provides for interest only payments until January 1, 2023. If Alimera meets certain revenue thresholds and no event of default shall have occurred and is continuing, Alimera can extend the interest only period an additional six months, ending on June 30, 2023, followed by 12 months of monthly payments of principal and interest.
Alimera is obligated to pay the Lenders a non-refundable facility fee in the amount of $25,000, which will be due on the earlier of the funding date of the Term B Loan or December 21, 2020. In addition, Alimera is obligated to pay a $2.125 million fee upon repayment of the New Solar Capital Loan ($2.25 million if the Term B Loan is drawn).
Alimera may elect to prepay not less than $10.0 million of the outstanding principal balance of the New Solar Capital Loan. Alimera must pay a prepayment premium upon any prepayment of the New Solar Capital Loan before its maturity date, whether by mandatory or voluntary prepayment, acceleration or otherwise, equal to:
(a)    2.00% of the principal amount prepaid for a prepayment made on or after December 31, 2019 through and including December 31, 2020;
(b)    1.00% of the principal amount prepaid for a prepayment made after December 31, 2020 through and including December 31, 2021; and
(c)    0.50% of the principal amount prepaid for a prepayment made after December 31, 2021 and greater than 30 days before the maturity date.
Alimera is also obligated to pay additional fees under the Exit Fee Agreement (the “New Exit Fee Agreement”) dated as of December 31, 2019 by and among Alimera, Solar Capital as Agent, and the Lenders. The New Exit Fee Agreement will survive the termination of the Loan Agreement and has a term of 10 years. Alimera will be obligated to pay a $675,000 exit fee upon the occurrence of an exit event, which generally means a change in control, as defined in the New Exit Fee Agreement.

If Alimera has not already paid the $675,000 fee under the New Exit Fee Agreement, Alimera is also obligated to pay a fee of $337,500 on achieving each of the following milestones:

(a)    first, if Alimera achieves revenues of $75.0 million or more from the sale of ILUVIEN in the ordinary course of business to third party customers, measured on a trailing 12-month basis during the term of the New Exit Fee Agreement, tested at the end of each month; and

(b)    second, if Alimera achieves revenues of $95.0 million or more from the sale of ILUVIEN in the ordinary course of business to third party customers, measured in the same manner.
In no event, however, will Alimera be obligated to pay more than a total of $675,000 in fees under the New Exit Fee Agreement.
The Exit Fee Agreement under the Prior Term Loan (the “Prior Exit Fee Agreement”) remains in effect, has a term ending January 5, 2028 and is further described in and attached to our Current Report on Form 8-K filed on January 8, 2018. Under the Prior Exit Fee Agreement, Alimera is obligated to pay up to, but no more than, $2.0 million in fees. The fees payable pursuant to the Prior Exit Fee Agreement and the New Exit Fee Agreement will not exceed $2.675 million in total.

No warrants were issued in connection with the New Solar Capital Loan.

Alimera agreed, for itself and its subsidiaries, to customary affirmative and negative covenants and events of default in connection with the Loan Agreement. The occurrence of an event of default could result in the acceleration of Alimera’s obligations under the Loan Agreement and an increase to the applicable interest rate and would permit Agent to exercise remedies with respect to the collateral under the Loan Agreement.

Alimera’s obligations to Agent and the Lenders are secured by a first priority security interest in substantially all of the assets, excluding intellectual property, of Alimera and its wholly owned subsidiary, Alimera Sciences (DE), LLC (“Alimera DE”), which is a guarantor of the loan, provided that only 65% of the voting interests in the foreign subsidiaries owned by Alimera and Alimera DE are pledged to the Lenders, and no assets or equity interests in the direct or indirect subsidiaries of such foreign subsidiaries are subject to the Lenders’ security interests. The Lenders do, however, maintain a negative pledge on the property of Alimera and all of its subsidiaries, including Alimera’s intellectual property, requiring the Lenders’ consent for any liens (other than typical permitted liens) on or the sale of such property.

The foregoing descriptions of the terms and conditions of the Loan Agreement and the New Exit Fee Agreement do not purport to be complete and are qualified in their entirety by the full text of the Loan Agreement and the New Exit Fee Agreement, which are attached to this Report as Exhibit 10.65 and Exhibit 10.66, respectively, and incorporated into this Report by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 above relating to the termination of the Prior Term Loan, including, but not limited to, the prepayment and repayment fees, is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD.

Alimera issued a press release regarding the New Solar Capital Loan on January 6, 2020. The full text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.65
Loan and Security Agreement dated as of December 31, 2019, by and among Alimera Sciences, Inc., Solar Capital Ltd., as Collateral Agent, and the parties signatory thereto from time to time as Lenders, including Solar in its capacity as a Lender.*

10.66	Exit Fee Agreement dated as of December 31, 2019, by and among Alimera Sciences, Inc., Solar Capital Ltd. as collateral agent, and the Lenders.
99.1	Press Release of Alimera Sciences, Inc. dated January 6, 2020.

* Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 6, 2020	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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